Exhibit 10.3

SERIES C CONSENT AND VOTING AGREEMENT

THIS SERIES C CONSENT AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 9, 2012, by and among AUTHENTIDATE HOLDING CORP., a Delaware corporation (“Company”), and the undersigned holders of the Company’s Series C 15% Convertible Redeemable Preferred Stock (each, a “Stockholder” and, collectively, the “Stockholders”).

Preamble

WHEREAS, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of the Company’s Series C 15% Convertible Redeemable Preferred Stock (the “Series C Shares”) as is indicated on the signature page of this Agreement;

WHEREAS, the Company and the holders of a majority in interest of the Series C Shares wish to amend, subject to the consent of the holders of the Company’s common stock, certain terms and conditions of the Certificate of Designation (as defined below);

WHEREAS, the pursuant to the Certificate of Designation, the Company may not amend, alter or repeal any provisions of the Series C Shares or Certificate of Designation so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series C Shares or the holders thereof without the consent of at least the Majority Holders (as defined below);

WHEREAS, the undersigned Stockholders own, beneficially or of record, at least a majority of the Series C Shares presently outstanding; and

In consideration of the proposed amendments to the Certificate of Designation, the Stockholders desire to agree to vote the Series C Shares over which Stockholder has voting power so as to facilitate the consummation of the transactions as described herein.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1. Certain Definitions.

(a) For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“2010 Securities Purchase Agreement” means that certain securities purchase agreement entered into among the Company and the original holders of the Series C Shares as of October 12, 2010.

“Certificate of Designation” means this Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock.

“Constructive Sale” means with respect to any security a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership.

“Conversion Amendment” shall have the meaning ascribed to such term in Section 2.1 of this agreement.

“Extension Amendment” shall have the meaning ascribed to such term in Section 2.2 of this Agreement.

“Extension Warrants” shall have the meaning ascribed to such term in Section 2.2(c) of this Agreement.

“Majority Holders” means the holders of a majority of the Series C Shares outstanding at the time of such determination.

“Maturity Date” shall have the meaning ascribed to such term in the Certificate of Designation.

“Proposed Amendments” shall mean collectively, the Conversion Amendment and the Extension Amendment, as such terms are defined in Section 2.1 and 2.2 of the Agreement.

“Series C Holder” means a beneficial owner of Series C Shares.

“Shares” means, with respect to any Stockholder, all Series C Shares owned, beneficially or of record, by such Stockholder as of the date hereof.

“Stockholders Meeting” shall mean a meeting of stockholders of the Company convened for the purposes of approving the Proposed Amendments, and any adjournment or postponement thereof.

“Trading Day” means a day on which the principal market on which the Company’s Common Stock is listed for trading is open for trading, which principal market, as of the date hereof is the Nasdaq Capital Market.

“Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2. Amendment of Certificate of Designation. The Stockholders and Company hereby agree, approve, ratify, and adopt in all respects, subject to the approval of the holders of the Company’s common stock in accordance with the applicable provisions of the Delaware General Corporation Law, the following amendments to the Certificate of Designation in accordance with the terms and conditions set forth herein.

2.1 Conversion Amendment. If approved by the holders of the Company’s common stock in accordance with the applicable provisions of the Delaware General Corporation Law, the Stockholders hereby agree, approve, ratify, and adopt in all respects an amendment to the definition of “Conversion Rate” in the Certificate of Designation to change the conversion rate stated therein to $0.50 (the “Conversion Amendment”), and that such definition shall read, as amended, as follows: “‘Conversion

Rate’ means the rate at which shares of Common Stock shall be delivered upon the conversion of the shares of Series C Preferred Stock, which shall be initially $0.50, subject to the adjustment in accordance with Section 6 of this Certificate of Designation”.

(a) The Stockholders agree and acknowledge that in the event that the Conversion Amendment is approved by the holders of the Company’s common stock and the Majority Holders, then the Company shall file a Certificate of Amendment to the Certificate of Designation with the Secretary of State of the State of Delaware in accordance with Section 2.1 of this Agreement solely to implement the Conversion Amendment promptly following the Stockholders Meeting. In such event, the Extension Amendment will not be implemented by the Company (and no Extension Warrants shall be issued), even if it is otherwise approved by the holders of the Company’s common stock.

2.2 Extension Amendment. Solely in the event that the holders of the Company’s common stock do not approve the Conversion Amendment, and if the matters described in this Section 2.2 are approved by the holders of the Company’s common stock in accordance with the applicable provisions of the Delaware General Corporation Law, the Stockholders hereby agree, approve, ratify, and adopt in all respects the following amendments to the Certificate of Designation (such amendments may be referred to herein as the “Extension Amendment”):

(a) the definition of “Maturity Date” in the Certificate of Designation is hereby amended to extend the maturity date to April 12, 2013, and such definition shall read, as amended, as follows: “‘Maturity Date’” means the date that is the 30 month anniversary of the Original Issue Date, which date is agreed to be April 12, 2013.”; and

(b) Section 3(a) of the Certificate of Designation is hereby amended and restated to provide that upon the effectiveness of the Extension Amendment, the dividend rate of the Series C Preferred Stock shall increase from 15% of the Stated Value (as defined in the Certificate of Designation) per annum to 20% of the Stated Value per annum; and as amended and restated, Section 3(a) of the Certificate of Designation shall read as follows:

“(a) Subject to the limitations described below, Holders of shares of Series C Preferred Stock will be entitled to receive out of funds of the Corporation legally available for payment, dividends in cash, or in the event of a Mandatory Conversion, in additional shares of Common Stock of the Corporation, at a rate of 15% of the Stated Value per annum; provided, however, that effective upon the filing of this Certificate of Amendment, Holders of shares of Series C Preferred Stock will be entitled to receive out of funds of the Corporation legally available for payment, dividends in cash, or in the event of a Mandatory Conversion, in additional shares of Common Stock of the Corporation, at a rate of 20% of the Stated Value per annum for the period commencing on April 13, 2012 through the Maturity Date. Dividends shall be payable on the first to occur of either (i) the date upon which Mandatory Conversion occurs or (ii) the Maturity Date. Dividends will be cumulative from the Original Issue Date and will be payable to holders of record as they appear on the stock books of the Corporation on the tenth business day prior to the dividend payment date. If any dividend payment date is not a business day, such dividend payment date shall be the next succeeding Business Day.”

(c) In the event that the holders of the Company’s common stock and the Majority Holders do not approve the Conversion Amendment and approve the Extension Amendment, then the Company shall file a Certificate of Amendment to the Certificate of Designation with the Secretary of State of the State of Delaware to effect the Extension Amendment promptly following the Stockholders Meeting and on such date the Company shall issue to the Series C Holders warrants to purchase an aggregate of 1,650,000 shares of common stock of the Company (the “Extension Warrants”). The number of Extension Warrants to be issued to each Series C Holder shall be determined pro rata, based on the number of Series C Shares held by each Series C Holder as of the date of issuance of the Extension Warrants. It is agreed that the Extension Warrants shall be exercisable for a period of 54 months, commencing six months following the date of issuance, at an exercise price equal to 101% of the closing bid price of the Company’s Common Stock, as reported on the Nasdaq Stock Market, on the Trading Day immediately preceding the date of the Stockholders Meeting and such Extension Warrants shall be in the form attached as Annex A to this Agreement.

(d) In the event that the Extension Amendment is approved by the holders of the Company’s common stock and Majority Holders and is thereafter implemented by the Company, then the Company and the Stockholders hereby agree and acknowledge that the Company shall thereafter continue to seek approval of its common stockholders in accordance with the terms and conditions specified in the 2010 Securities Purchase Agreement for (i) the conversion of the Series C Shares and (ii) if necessary, the exercise of the warrants issued pursuant to the 2010 Securities Purchase Agreement, in compliance with the listing rules of the Nasdaq Stock Market.

3. Transfer and Voting Restrictions.

(a) At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below), each Stockholder shall not, except as the result of the death of such Stockholder, Transfer any of the Shares owned by such Stockholder, or discuss, negotiate, make an offer or enter into an agreement, commitment or other arrangement with respect thereto.

(b) Each Stockholder understands and agrees that if such Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares owned by such Stockholder other than in compliance with this Agreement, the Company shall not, and each Stockholder hereby unconditionally and irrevocably instructs the Company not to, (i) permit any such Transfer on its books and records, (ii) issue a new certificate representing any of the Shares owned by such Stockholder or (iii) record such vote unless and until such Stockholder shall have complied with the terms of this Agreement.

(c) From and after the date hereof, except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, each Stockholder will not commit any act that would restrict his legal power, authority and right to vote all of the Shares then owned of record or beneficially by him or otherwise prevent or disable such Stockholder from performing any of his obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, from and after the date hereof, each Stockholder will not enter into any voting agreement with any person or entity with respect to any of the Shares owned by such Stockholder, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of such Shares, deposit any of such Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting such Stockholder’s legal power, authority or right to vote such Shares in favor of the amendments to the Certificate of Designation described above.

4. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at the Stockholders Meeting and every other meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, each Stockholder (solely in Stockholder’s capacity as such) shall appear at the meeting or otherwise cause the Shares owned by such Stockholder to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies pursuant to this Agreement, each Stockholder hereby agrees to vote all of its Shares in favor of approval of the Conversion Amendment and the Extension Amendment.

(b) If Stockholder is the beneficial owner, but not the record holder, of the Shares, such Stockholder agrees to take all actions necessary to cause the record holder and any nominees to vote all of the Shares in accordance with this Section 4.

5. Grant of Irrevocable Proxy.

(a) Each Stockholder hereby irrevocably (to the fullest extent permitted by law) grants to, and appoints, the Company and each of its executive officers and any of them, in their capacities as officers of the Company (the “Grantees”), each Stockholder’s proxy and attorney-in-fact (with full power of substitution and re-substitution), for and in the name, place and stead of such Stockholder, to vote the Shares, to instruct nominees or record holders to vote such Shares owned by such Stockholder, or grant a consent or approval in respect of such Shares in accordance with Section 4 hereof and, in the discretion of the Grantees with respect to any proposed adjournments or postponements of any meeting of stockholders at which any of the matters described in Section 4 hereof is to be considered.

(b) Each Stockholder represents that any proxies heretofore given in respect of a Stockholder’s shares that may still be in effect are not irrevocable, and such proxies are hereby revoked.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, except as otherwise provided in this Agreement. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law until termination of this Agreement.

(d) The Grantees may not exercise this irrevocable proxy on any other matter except as provided above. Each Stockholder may vote the Shares on all other matters.

(e) The Company may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to Stockholder.

6. Action in Stockholder Capacity Only. Each Stockholder signs solely in his capacity as a record holder and beneficial owner, as applicable, of Shares, and nothing herein shall limit or affect any actions taken in any other capacity.

7. Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly, hereby represents and warrants to the Company as follows:

(a) (i) Such Stockholder is the beneficial or record owner of the Shares indicated on the signature page of this Agreement free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) such Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 5; and (iii) this Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against him in accordance with its terms. Prior to the termination of this Agreement, such Stockholder agrees to promptly notify the Company of any additional Shares that such Stockholder becomes the beneficial owner of after the date hereof.

(b) As of the date hereof and for so long as this Agreement remains in effect (including as of the date of the Stockholders’ Meeting, which, for purposes of this Agreement, includes any adjournment or postponement thereof), except for this Agreement or as otherwise permitted by this Agreement, such Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by him, in favor of the approval and authorization of the Proposed Amendments without the consent or approval of, or any other action on the part of, any other person or entity (including, without limitation, any governmental entity). Without limiting the generality of the foregoing, such Stockholder has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting his legal power, authority or right to vote the Shares on any matter.

(c) The execution and delivery of this Agreement and the performance by such Stockholder of his agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Stockholder is a party or by which such Stockholder (or any of his assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely in any material respect affect such Stockholder’s ability to perform his obligations under this Agreement or render materially inaccurate any of the representations made by him herein.

8. Representations and Warranties of Company.

(a) Company hereby represents and warrants to the Stockholders as follows: (i) the Company has full power and authority to make, enter into and carry out the terms of this Agreement and (ii) this Agreement has been duly and validly authorized by all necessary action on the part of the Company and has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms.

(b) The execution and delivery of this Agreement and the performance by the Company of its agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which the Company is a party or by which the Company (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect the Company’s ability to perform its obligations under this Agreement or render materially inaccurate any of the representations made by it herein.

9. Waiver of Rights of Appraisal. Each Stockholder hereby waives, and agrees to prevent the exercise of, any rights of appraisal with respect to the Proposed Amendments, or rights to dissent, that such Stockholder may have by virtue of his beneficial ownership of the Shares.

10. Regulatory Approvals. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions and receipt of any required consents.

11. Termination. This Agreement shall automatically terminate and be of no further force or effect whatsoever on the first to occur of (i) the Maturity Date, (ii) the date on which either of the Proposed Amendments are implemented, if any, and (iii) as to any Stockholder, upon notice from the Company in accordance with Section 5 hereof (the date of termination being the “Expiration Date”).

12. Miscellaneous Provisions.

(a) Amendments, Modifications and Waivers. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by the Company and each Stockholder.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(d) Consent to Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in the State of Delaware.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(f) Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

(g) Assignment and Successors. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, without limitation, such Stockholder’s estate and heirs upon the death of such Stockholder, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Any assignment in violation of the foregoing shall be void and of no effect.

(h) No Third Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person or entity (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) Cooperation. Each Stockholder agrees to reasonably cooperate with Company and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Company to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. Each Stockholder hereby agrees that Company may publish and disclose in a Current Report on Form 8-K and in the proxy statement for the Stockholders’ Meeting such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the filings made by Company with the Securities and Exchange Commission relating to the Proposed Amendments.

(j) Severability. If any term or other provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(k) Confidentiality. In this connection, pending public disclosure thereof, and so that the Company may rely on the safe harbor provisions of Rule 100(b)(2)(ii) of Regulation FD, each Stockholder, solely in his or its capacity as a Stockholder, hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than his or its counsel and advisors, if any) without the prior written consent of the Company, except for disclosures such Stockholder’s counsel advises are necessary in order to comply with any applicable law, in which event Stockholder shall give notice of such disclosure to the Company as promptly as practicable so as to enable the Company to seek a protective order from a court of competent jurisdiction with respect thereto.

(l) Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

(m) Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of such Stockholder set forth in this Agreement. Therefore, each Stockholder hereby agrees that, in addition to any other remedies that may be available to Company, upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means to which they are entitled at law or in equity, without requiring the posting of any bond or other undertaking.

(n) Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (a) delivered to the appropriate address by hand or overnight courier (providing proof of delivery), or (b) sent by facsimile with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the parties at the following address or facsimile (or at such other address or facsimile for a party as shall be specified by like notice): (i) if to the Company, to the address or facsimile shown below the Company’s signature on the signature page hereof; and (ii) if to any Stockholder, to such Stockholder’s address or facsimile shown below such Stockholder’s signature on the signature page hereof.

(o) Counterparts. This Agreement may be executed in several counterparts, including by facsimile, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties; it being understood that all parties need not sign the same counterpart.

(p) Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(q) Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

(r) Several Obligations. Notwithstanding anything in this Agreement to the contrary, the obligations of the Stockholders hereunder shall be several but not joint and no Stockholder shall be responsible for any act or inaction by any other Stockholder. Each Stockholder agrees that such Stockholder’s obligations under this Agreement is a several obligation of such Stockholder, and that the failure by any other Stockholder to perform such other Stockholder’s obligations under this Agreement or the breach by any other Stockholder of any representation or warranty hereunder shall not constitute a bar, limitation, prohibition or defense to the enforcement of this Agreement against any Stockholder.

Signature pages to Series C Consent and Voting Agreement follow.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

AUTHENTIDATE HOLDING CORP.

By:	O’Connell Benjamin
Its:	Chief Executive Officer

Address for Notices:

Authentidate Holding Corp. 300 Connell Drive, 5th Floor Berkeley Heights, New Jersey 07922 Attention: President

Telephone: 908-787-1700 Facsimile: 908-673-9921

[STOCKHOLDER SIGNATURE PAGE TO SERIES C CONSENT AND VOTING AGREEMENT]

NAME OF STOCKHOLDER:

By:
Title:

Address:

Telephone:
Facsimile:

Series C Shares Owned by Stockholder:

ANNEX A

FORM OF CLASS B COMMON STOCK PURCHASE WARRANT

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED BELOW), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT (II) UNLESS SOLD OR TRANSFERRED TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

AUTHENTIDATE HOLDING CORP.

CLASS B COMMON STOCK WARRANT

THIS CERTIFIES THAT, for value received, the Holder is entitled to purchase, and AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company”), promises and agrees to sell and issue to the Holder, at any time, or from time to time, during the Exercise Period, up to              shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, at the Exercise Price, subject to the provisions and upon the terms and conditions hereinafter set forth.

1. Definitions of Certain Terms. In addition to the terms defined elsewhere in this Warrant, the following terms have the following meanings:

(a) “Business Day” means a day on which banks are open for business in the city of New York.

(b) “Commission” means the U.S. Securities and Exchange Commission.

(c) “Consent Agreement” means that certain Series C Consent and Voting Agreement, dated as of the      day of March, 2012, between the Company and the persons specified therein.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e) “Exercise Price” means the price at which the Holder may purchase one share of Common Stock upon exercise of this Warrant as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $         per share, subject to adjustment as provided herein.

(f) “Expiration Date” means the 54-month anniversary of the Initial Exercise Date.

(g) “Holder” means a record holder of the Warrant or shares of Common Stock obtained or obtainable upon exercise of the Warrant, as applicable. The initial Holder is [                    ].

(h) “Initial Exercise Date” means the first Business Day following the six-month anniversary of the Issue Date.

(i) “Issue Date” means April     , 2012.

(j) “Securities Act” means the Securities Act of 1933, as amended.

(k) “Warrant” means this Class B Common Stock purchase warrant and any warrant or warrants hereafter issued as a consequence of the exercise or transfer of this warrant in whole or in part.

2. Exercise of Warrant.

(a) Manner of Exercise.

(i) Cash Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time, during the period commencing as of 9:30:01 a.m., New York time, on the Initial Exercise Date and ending as of 5:30 p.m., New York time, on the Expiration Date (the “Exercise Period”), for                     fully paid and non-assessable shares of Common Stock (the “Warrant Shares”), for an exercise price per share equal to the Exercise Price, by delivery to the Company at its headquarters, or at such other place as is designated in writing by the Company, of:

(1) a duly executed Notice of Exercise, substantially in the form of Attachment I attached hereto and incorporated by reference herein;

(2) this Warrant; and

(3) subject to Section 2(a)(ii) below, payment of an amount in cash equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise, with such payment being in the form of a wire transfer of immediately available U.S. funds to an account designated in writing by the Company.

The date on which the Company receives the Notice of Exercise, this Warrant, and the Exercise Price payable with respect to the Warrant Shares being purchased shall be deemed to be the date of exercise (the “Date of Exercise”).

(ii) Cashless Exercise. Notwithstanding the provisions of Section 2(a)(i)(3) above (requiring payment by wire transfer), the Company agrees that, unless otherwise prohibited by applicable law, the Holder shall have the right to exercise this Warrant in full or in part on a cashless basis, computed using the following formula:

X	=	Y (A - B)
A

Where:

X = The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;

Y = The number of Warrant Shares in respect of which the net issue election is made;

A = The Fair Market Value (as defined below) of one Warrant Share at the time the cashless exercise election is made; and

B = The Exercise Price then in effect at the time of such exercise.

The term “Fair Market Value” shall mean, on any given day: (A) if the class of Warrant Shares is exchange-traded, the average of the closing sales prices per share of the class of Warrant Shares for the ten (10) consecutive trading days ending on the day that is two (2) trading days prior to the applicable date of determination of Fair Market Value; or (B) if the class of Warrant Shares is not listed or admitted to trading on any securities exchange but is regularly traded in any over-the-counter market, then the average of the bid and ask prices per share of the class of Warrant Shares for the ten (10) consecutive trading days ending on the day that is two (2) trading days prior to the applicable date of determination of Fair Market Value; or (C) if the class of Warrant Shares is not traded as described in clauses (A) or (B), then the per share fair market value of the class of Warrant Shares as determined in good faith by the Company’s Board of Directors.

(b) Delivery of Certificates. Subject to the provisions below, upon receipt of the Notice of Exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Warrant Shares to be received by the Holder upon such exercise. The Company shall, at its own cost and expense, cause the transfer agent to deliver such certificates to the Holder (or to such other nominee as may be designated by the Holder) within three Business Days following the Date of Exercise (the “Delivery Period”). The Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised as of the Date of Exercise, irrespective of the date such certificates are actually delivered by the transfer agent to the Holder or are credited to the Holder’s Depository Trust Company (“DTC”) account, as the case may be. If fewer than all of the Warrant Shares purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Holder a new Warrant (dated as of the Issue Date), in the same form and tenor as this Warrant, evidencing that portion of the Warrant not exercised.

(c) Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise (provided that the transfer agent is participating in the DTC Fast Automated Securities Transfer program and provided further that the Holder provides the transfer agent with information required in order to issue such Warrant Shares to the Holder electronically), upon the request of the Holder as set forth in the Notice of Exercise, but only if the Warrant Shares may be issued without restrictive legends, the Company shall cause its transfer agent to electronically transmit, within the Delivery Period, the Warrant Shares issuable upon exercise to the Holder by crediting Holder’s account with DTC through its Deposit Withdrawal Agent Commission system. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(d) No Fractional Shares. If a fractional share of Warrant Shares would, but for the provisions of this Section 2(d), be issuable upon exercise of the rights represented by this Warrant, the Company shall (i) round a half share or greater to be delivered to Holder up to the next whole share and (ii) round a less-than-half share to be delivered to Holder down to the nearest whole share.

(e) Buy-In. Notwithstanding anything else to the contrary contained herein, in addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the applicable Warrant Shares purchased upon exercise hereof or credit the Holder’s balance account with DTC, as applicable, on or before the end of the Delivery Period (other than a failure caused by any incorrect or incomplete information provided by Holder to the Company hereunder), and if after such date the Holder purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares that the Holder anticipated receiving from the Company upon exercise of this Warrant (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request, (1) pay cash to the Holder the amount by which (x) the Holder’s total purchase price (including commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored, or deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Securities as required pursuant to the terms hereof.

(f) No Charge to Holder Upon Issuance. The issuance of Warrant Shares upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than any transfer taxes resulting from the issuance of Warrant Shares to any person other than Holder).

(g) Reservation of Shares. During the Exercise Period, the Company shall reserve and keep available out of its authorized but unissued Common Stock such number of Warrant Shares issuable upon the full exercise of this Warrant. All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges and not subject to the pre-emptive rights of any holder of Common Stock or any other class or series of stock of the Company. During the Exercise Period, the Company shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

(h) Limitations on Exercises.

(i) Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock. The provisions of this Section 2(h)(i) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 2(h)(i) shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver).

(ii) Notwithstanding anything else set forth herein, in no event shall this Warrant be exercisable by the Holder to the extent that the Holder or any of its affiliates and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), would beneficially own in excess of 19.99% of the number of shares of the Company’s Common Stock outstanding at the time of such issuance unless any issuances in excess of the foregoing limitation are approved by the Company’s common stockholders.

3. Adjustments in Certain Events. The number, class, and price of Warrant Shares for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

(a) Subdivisions, Combinations and Other Issuances. If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares, by forward stock split or otherwise, or a dividend in stock is paid on the Common Stock, then the number of shares of Warrant Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced. Conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, by reverse stock split or otherwise, then the number of Warrant Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).

(b) Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

(c) Notice of Record Date, Etc. In the event the Company shall propose to take any action of the types requiring an adjustment pursuant to this Section 3 or a dissolution, liquidation or winding up of the Company shall be proposed, the Company shall give notice to Holder as provided in Section 6 below, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrant. In the case of any action which will require the fixing of a record date, unless otherwise provided in this Warrant, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(d) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Holder or its assignee upon exercise of its rights hereunder as such Holder or assignee would have been entitled to if this Warrant had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Holder or its assignee is entitled under this Section 3(d).

4. No Rights as a Stockholder. Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter.

5. Restrictions on Transfer; Legends.

(a) Registration or Exemption Required. Assuming the accuracy of the representations and warranties of the Holder contained in herein, this Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act and Regulation D promulgated thereunder and exempt from state registration or qualification under applicable state laws. Neither this Warrant nor the Warrant Shares may be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(b) Representations of Holder. The Holder represents and warrants that he has acquired this Warrant and will acquire the Warrant Shares for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The Holder acknowledges that the Warrant and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or “blue-sky” laws or is exempt from registration and/or qualification. The Holder has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof. The Holder is an “accredited investor” as such term is defined in Rule 501 (the provisions of which are known to the Holder) promulgated under the Act.

(c) Restrictive Legend. The Holder understands that until such time as the Warrant Shares have been registered under the Securities Act, or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant and the Warrant Shares, as applicable, shall bear a restrictive legend in substantially the form set forth on the cover page of this Warrant (and a stop-transfer order may be placed against transfer of the certificates for such securities).

(d) Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant or any Warrant Shares prior to registration of such Warrant Shares, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with evidence, reasonably satisfactory to the Company (which shall include such representation of the transferee regarding investment intent as the Company may request, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Securities Act certificates for this Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory evidence, the Company, as promptly as practicable but no later than seven (7) days after receipt of the written notice, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If the Company determines that the evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, any Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act and in compliance with the applicable statutory resale restrictions imposed by state securities laws, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and the applicable resale restrictions imposed by state securities laws have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless pursuant to an opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(e) Removal of Restrictive Legends. The certificates evidencing the Warrant Shares shall not contain any legend restricting the transfer thereof: (A) while a registration statement covering the sale or resale of the Warrant Shares is effective under the Securities Act and such legend removal is permitted under applicable securities laws (including compliance with the prospectus delivery requirements of the Securities Act), or (B) following any sale of such Warrant Shares pursuant to Rule 144, or (C) if such Warrant Shares are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the Company shall have received an opinion of counsel to the Holder in form reasonably acceptable to the Company to such effect (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to its transfer agent if required by the transfer agent to effect the issuance of the Warrant Shares, as applicable, without a restrictive legend or removal of the legend hereunder. The Company agrees that at such time as the Unrestricted Conditions are met, it will, no later than three (3) Trading Days following the delivery by the Holder to the Company or the transfer agent of a certificate representing Warrant Shares, issued with a restrictive legend, deliver or cause to be delivered to such Holder a certificate (or electronic transfer) representing such Warrant Shares that is free from all restrictive and other legends.

6. Piggyback Registration Rights.

6.1 Registration. If at any time during the Exercise Period, the Company shall determine to prepare and file with the Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than (i) any registration statement (or amendment thereto) filed by the Company but which has not been declared effective on or before the Issue Date; (ii) any registration statement on Form S-3 (or any successor form) filed by the Company for the purpose of effecting offers and sales of securities on a continuous or delayed basis pursuant to Rule 415(a) (ix) or (x)

under the Securities Act; or (iii) a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each holder of this Warrant (a “Holder”) a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Warrant Shares which such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from its obligation to pay expenses in accordance with Section 6.5 hereof), and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Shares being registered pursuant to this Section 6.1 for the same period as the delay in registering such other securities. Notwithstanding the foregoing, the Company shall not be required to register any Warrant Shares pursuant to this Section 6.1 that are eligible for resale pursuant to Rule 144(b) promulgated under the Securities Act or that are the subject of a then effective registration statement. For the purpose of the foregoing, inclusion of the Warrant Shares by the Holder in a registration statement under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement shall be deemed to be in compliance with this sub-paragraph.

6.2 Exceptions. The Company shall have no obligation to include Warrant Shares of any Holder in a registration statement pursuant to this Section 6, unless and until such Holder (i) in connection with any underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions and (ii) regardless of whether such registration is in connection with an underwritten offering, shall have furnished the Company with all information and statements about or pertaining to such Holder in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be legally required with respect to the preparation of the registration statement.

6.3 Procedures. The foregoing registration rights shall be contingent on the Holders furnishing the Company with such appropriate information (relating to the intentions of such Holders) as the Company shall reasonably request in writing. Each Holder agrees to furnish to the Company a completed selling security holder questionnaire in such form as is provided by the Company to the Holder not less than two Business Days prior to date on which the Company files the registration statement (the “Filing Date”). The Company shall not be required to include the Warrant Shares of a Holder in a registration statement for any Holder who fails to furnish to the Company a fully completed questionnaire at least two Business Days prior to the Filing Date. The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the Shares. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Securities Act as shall be requested by such owner to permit such Holder to make a public offering of all Warrant Shares from time to time offered or sold to such Holder, provided that such Holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such Holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such Holder shall reasonably designate. The Company may withdraw the registration at any time.

6.4 Indemnity. The Company shall indemnify and hold harmless each such Holder and each underwriter, if any, within the meaning of the Securities Act, who may purchase from or sell for any such Holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Section 6 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that the Company shall not be obliged so to indemnify any such Holder or underwriter or controlling person unless such Holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 6 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein.

6.5. Registration Expenses. The Holder thereof shall pay all transfer taxes, if any, relating to the sale of its shares, any registration fees, underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares and the fees of his own counsel. Other than as described in the preceding sentence, the Company shall pay all expenses incident to the registration of the Warrant Shares by the Company, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than any Holder’s portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and reasonable fees and expenses of counsel for the Company and the independent certified public accountants and other persons retained by the Company.

7. Notices; Adjustments.

(i) All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or to Holder, as applicable, at the respective addresses set forth on the signature page to the Purchase Agreement or at such other address(es) as they may designate, respectively, by ten (10) days advance written notice to the other party hereto.

(ii) Upon the occurrence of any adjustments pursuant to Section 3 hereof, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

8. Non-Circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of the Holder.

9. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles, and notwithstanding the fact that one or more counterparts hereof may be executed outside of the state, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions identical to this Warrant, in lieu hereof.

11. Modification and Waiver of Class B Warrants. Any term of this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of the Class B Warrants representing at least 51% of the number of shares of Common Stock then subject to outstanding Class B Warrants. Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Class B Warrants in the same fashion and (b) the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Class B Warrant may not be waived, without the written consent of the Holder. The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent. No waivers of any term, condition or provision of this Class B Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12. Successors. This Warrant shall be binding and inure to the benefit of the parties and their respective successors and assigns hereunder; provided that this Warrant may be assigned by Holder only in compliance with the conditions specified in and in accordance with all of the terms of this Warrant. This Warrant does not create and shall not be construed as creating any rights enforceable by any other person or corporation.

13. Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

14. Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

15. Severability. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Warrant.

16. Execution and Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Warrant, and no party shall be required to produce an original or all of such counterparts in making such proof.

17. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

Signature page to Common Stock Purchase Warrant follows.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered as of the Issue Date by an officer thereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:
Name: O’Connell Benjamin
Title: President and Chief Executive Officer

Address for Notice: 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922

ATTACHMENT I

NOTICE OF EXERCISE

TO:	AUTHENTIDATE HOLDING CORP.

Attention: Chief Financial Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Warrant issued by Authentidate Holding Corp. as of                     , 2012, and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

☐	Tenders herewith payment of the Exercise Price in the form of cash, via wire transfer of immediately available funds, in the amount of $ for shares of Common Stock.

☐	Elects the cashless exercise option pursuant to Section 1.4 of the Warrant, and accordingly requests delivery of shares of Common Stock, net, pursuant to the following calculation:

X = Y (A-B)/A
( ) = ( ) [( ) - ( )]/( )

Where

X = The number of shares of Common Stock to be issued to the Holder pursuant to this cashless exercise;

Y = The number of shares of Common Stock in respect of which the net issue election is made;

A = The Fair Market Value of one share of Common Stock, as calculated per the terms of the Warrant; and

B = The Exercise Price then in effect as of the date of exercise.

☐	If this box is checked, as long as the Company’s transfer agent participates in the DTC Fast Automated Securities Transfer program (“FAST”), and except as otherwise provided in the next following sentence, the Company shall effect delivery of the shares of Common Stock to the Holder by crediting to the account of the Holder or its nominee at DTC (as specified in this Exercise Notice) with the number of shares of Common Stock required to be delivered. In the event that the Company’s transfer agent is not a participant in FAST, or if the shares of Common Stock are not otherwise eligible for delivery through FAST, the Company shall effect delivery of the shares of Common Stock by delivering to Holder or its nominee physical certificates representing such shares.

Information for Delivery of uncertificated Shares by DWAC:

Account Number:
Account Name:
DTC Number:

☐ If this box is checked, the Holder requests delivery of physical certificates representing the Warrant Shares and requests that such certificates be delivered to the following address:

Name:
(please typewrite or print in block letters)

Address:

Tax I.D. No. or Social Security No.:

If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Name:
(please typewrite or print in block letters)

Address:

Tax I.D. No. or Social Security No.:

HOLDER:

Name:
Title:

Date:

ATTACHMENT II

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED, the undersigned Holder of this Warrant hereby sells, assigns and transfers the foregoing Warrant and all rights evidenced thereby to

Name:
(Please Print)

Address:
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Tax ID No.:

and does hereby irrevocably constitute and appoint                     , Attorney, to transfer the within Warrant Certificate on the books of Authentidate Holding Corp., Inc., with full power of substitution.

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Dated:	Holder:

(Print Name)

(Signature)

STATE OF                     )

COUNTY OF                 ) ss:

On this      day of                     , before me personally came                     , to me known, who being by me duly sworn, did depose and say that he resides at                     , that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public